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                                                                  Exhibit (s)(1)

                    CHARTWELL DIVIDEND AND INCOME FUND, INC.

                               Power of Attorney

     I hereby appoint Winthrop S. Jessup, Bernard P. Schaffer and Timothy J. Riddle, and each of them, attorney for me and in my name and on my behalf to sign any amendment to the Registration Statement of Chartwell Dividend and Income Fund, Inc. filed with the Securities and Exchange Commission under the Securities Act of 1933, and generally to do and perform all things necessary to be done in that connection.

     I have signed this Power Attorney on June 23, 1998.



                                        /s/ Kenneth F. Herlihy
                                        ------------------------------
                                        Kenneth F. Herlihy
                                        Director